Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of January 5, 2023, by and between Atlis Motor Vehicles, Inc. (the “Company”) and the Purchaser identified on the signature page hereto (the “Investor”), and amends that certain Securities Purchase Agreement, dated as of November 3, 2022 (the “Securities Purchase Agreement”), by and among the Company and the Purchasers. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Securities Purchase Agreement pursuant to Section 5.5 thereof.

WHEREAS, concurrently herewith, the Company has also requested that each other Purchaser (the “Other Investors”) enter into amendments in form and substance (other than reimbursement of legal expenses in connection herewith) identical to this Amendment (the “Other Amendments”, and together with this Amendment, the “Amendments”).

NOW, THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereto agree as follows:

ARTICLE I

amendments

SECTION 1.1.   Amendments. As of the Effective Time (as defined herein):

(a)       The following definitions in Section 1.1 of the Securities Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“Closing” means the Closing of the First Tranche and any Second Tranche, as applicable.

“Closing Date” means each of the First Tranche Closing Date and any Second Tranche Closing Date

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto, and any and all amendments thereto entered into from time to time.

“Second Tranche” means at least $10,000,000 in face value of Notes issuable upon a Second Tranche Closing, subject to the terms and conditions of Section 2.1(b).

“Second Tranche Closing” shall have the meaning ascribed to such term in Section 2.1(b)(i).

“Second Tranche Closing Date” shall have the meaning ascribed to such term in Section 2.1(b)(i).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement, the Subsidiary Guarantee, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, and any and all amendments thereto entered into from time to time.

“Warrants” means, collectively, (i) the Common Stock purchase warrants delivered to the Purchasers at each Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable upon Shareholder Approval and have a term of exercise equal to five years, in the form of Exhibit F attached hereto and (ii) the True Up Warrants.

(b)       The following definitions shall be added to Section 1.1 of the Securities Purchase Agreement.

“Second Tranche Closing Expiration Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Tranche Optional Closing Notice” shall have the meaning ascribed to such term in Section 2.1(b)(i).

“True Up Warrants” shall have the meaning ascribed to such term in Section 4.25.

(c)       The following definitions in Section 1.1 of the Securities Purchase Agreement are hereby deleted in their entirety:

“Equity Conditions” means, as of any given date of determination, all of the following have been met:

(i)	(i) on fifteen (15) Trading Days during the Equity Conditions Measurement Period (which shall include the last five (5) Trading Days), the daily dollar trading volume of the Common Stock as reported by Bloomberg L.P. shall be at least $350,000 per Trading Day,

(ii)	on each Trading Day during the Equity Conditions Measurement Period the Company has complied with all of the conversion and other provisions of the Notes and related Transaction Documents,

(iii)	on each Trading Day during the Equity Conditions Measurement Period the Company shall be current in filing required reports with the Commission and there is no pending extension under Rule 12b-25 of the Exchange Act,

(iv)	on each Trading Day during Equity Conditions Measurement Period the Notes shall not otherwise be in default or an Event of Default shall not have occurred or be continuing,

(v)	on each Trading Day during Equity Conditions Measurement Period the Common Stock has not been subject to a trading suspension by the Commission or the Principal Market or been delisted by the Principal Market nor shall delisting or suspension by the Principal Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by a writing by the Principal Market,

(vi)	the Company’s Common Stock must be DWAC Eligible,

(vii)	on each Trading Day during Equity Conditions Measurement Period the Common Stock shall have not been subject to a “chill” or similar event imposed by The Depository Trust Co. other than any temporary “chill” not to exceed 5 Trading Days imposed by the Depository Trust Company in connection with the closing of the Corporate Reorganization; it being understood and agreed that the Depository Trust Company will impose a permanent “chill” on the Company’s CUSIP in connection with the Corporate Reorganization, which shall not constitute a failure to meet this Equity Condition, provided that the trading of the Company’s securities is not materially impacted in connection therewith. For the avoidance of doubt, if the settlement of any open market trading, whether on the Principal Market or otherwise, is delayed as a result of the temporary or permanent “chill”, trading shall be deemed to be materially impacted,

(viii)	on each Trading Day during Equity Conditions Measurement Period the Company has met each delivery deadline in connection with prior conversions of the Notes and exercises of the Warrants,

(ix)	on each Trading Day during Equity Conditions Measurement Period the Company has complied with all Transaction Documents in all respects,

(x)	the Company shall not have engaged in the sale of any securities under Section 3(a)(10) of the Securities Act,

(xi)	no Purchaser shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like (except, with respect to a closing hereunder, such material, non-public information that will be disclosed to the public no later than 9:00 AM on the Trading Day immediately following the date of such closing),

(xii)	for the Second Tranche Closing, the Resale Registration Statement covering the First Tranche and Second Tranche Underlying Shares, has been filed and declared effective and the prospectus contained in such Resale Registration Statement complies with Sections 5(b) and 10 of the Securities Act (and the Company shall have no knowledge of any fact that would reasonably be expected to cause such Resale Registration Statement to not be effective or the prospectus thereunder to not be available),

(xiii)	any shares of Common Stock underlying the Securities to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market,

(xiv)	the Company has available shares of Common Stock as necessary to issue all Underlying Shares,

(xv)	no bona fide material dispute shall exist, by and between any of holder of Notes or Warrants, the Company, the Principal Market and/or FINRA with respect to any term or provision of any Note or any other Transaction Document,

(xvi)	the Company shall be in compliance with all SEC regulations and all listing requirements of the Principal Market, and

(xvii)	the minimum share price of the Company’s Common Stock as reported by Bloomberg L.P. shall be at least $5.15 on fifteen (15) Trading Days during the Equity Conditions Measurement Period (which shall include the last five (5) Trading Days).

“Equity Conditions Measurement Period” means the 20 Trading Day period immediately preceding any applicable date of determination.

“Third Tranche” means up to $10,000,000 in face value of Notes issuable upon the Third Tranche Closing.

“Third Tranche Closing” means the Closing of the Third Tranche.

“Third Tranche Closing Date” means the Trading Day upon which (i) the applicable portion of the Subscription Amount is transmitted to the Company from a bank in the United States and (ii) Company’s obligations to deliver the corresponding Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the second Trading Day following the date hereof.

“Third Tranche Equity Closing Requirement” means the equity requirements associated with disbursement of the Third Tranche. The Third Tranche Closing shall only occur if the total outstanding Principal Amount of the then outstanding Notes and the Third Tranche Notes shall not be greater than 20% of the market capitalization of the Company’s Common Stock on the Third Tranche Closing Date and during the preceding Equity Conditions Measurement Period ending 30 Trading Days following Resale Registration Statement effectiveness and assuming all Underlying Shares have been registered for resale in the Resale Registration Statement.

(d)       Section 2.1 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Section 2.1       Closing.

(a)       First Tranche Closing. On the First Tranche Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $10,000,000 of Principal Amount of Notes and Warrants. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as to the First Tranche Closing as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Note and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the First Tranche Closing. Within two days of the satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the First Tranche Closing shall occur at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A. or such other location as the parties shall mutually agree.

(b)       Second Tranche Closing. Subject to the satisfaction or waiver of the terms and conditions of this Section 2.1(b) and the covenants and conditions set forth in Sections 2.2 and 2.3 below, at any time prior to the earlier to occur of (x) April 30, 2024 and (y) the twentieth (20th) Trading Day following the effectiveness of the Resale Registration Statement covering the resale of all of the Underlying Shares issuable under the First Tranche Closing (the “Second Tranche Closing Expiration Date”), each Purchaser shall have the right, severally, and not jointly, by delivery by a Purchaser to the Company of a Second Tranche Optional Closing Notice (as defined below), to purchase a base allocation of $5 million in aggregate Principal Amount of additional Notes and related Warrants at one or more Second Tranche Closings (with a total base allocation of $10 million, in the aggregate, for all Purchasers) and, solely with respect to the initial Second Tranche Closing (as defined below), up to an additional $5 million in additional Notes and related Warrants pursuant to oversubscription rights, to the extent then available (each closing of a Second Tranche, a “Second Tranche Closing”).

(i)       Each “Second Tranche Optional Closing Notice” shall consist of a written notice (which may be an e-mail) from a Purchaser to the Company specifying (x) the proposed date and time of the Second Tranche Closing, which shall be within two (2) Trading Days from the date such notice is delivered or such other date as is mutually agreed to by the Company and each Purchaser (each, a “Second Tranche Closing Date”), and (y) the applicable portion of the base allocation of the Notes and related Warrants that such Purchaser elects to purchase at such Second Tranche Closing and, solely with respect to the initial Second Tranche Closing, the amount of additional Notes and Warrants, if any, such Purchaser would be willing to purchase pursuant to oversubscription rights with respect thereto, if available.

(ii)       Within one (1) Trading Day following the Company’s receipt of a Second Tranche Optional Closing Notice from a Purchaser (the “Initial Subscribing Purchaser”), the Company shall deliver written notice to each other Purchaser (each, an “Other Purchaser”) in accordance with Section 4.12 (as if such Second Tranche Closing is a Subsequent Financing for purposes thereunder, but without regard to the percentage of participation rights or allocation of securities set forth in Section 4.12). Solely with respect to the initial Second Tranche Closing, if the Other Purchasers do not elect to purchase all, or any part, of each such Other Purchaser’s base allocation of additional Notes and related Warrants (each an “Undersubscribing Purchaser”), the Initial Subscribing Purchaser (and each other subscribing Purchaser) shall have oversubscription rights (allocated pro rata based upon the aggregate base allocation of additional Notes and related Warrants to be purchased by such Purchasers in such Second Tranche Closing) to purchase all, or any part, of such unsubscribed base allocation as set forth in the Second Tranche Optional Closing Notice; provided, that the initial Second Tranche Closing shall not occur, without the prior written consent of the Company, if less than $10 million in aggregate Principal Amount of additional Notes and related Warrants are not being purchased at such initial Second Tranche Closing. Notwithstanding the forgoing, (x) after the initial Second Tranche Closing, each Undersubscribing Purchaser shall retain the right to acquire such portion of its base allocation of additional Notes and related Warrants that such Undersubscribing Purchaser failed to subscribe to purchase in one or more prior Second Tranche Closings (which, for the avoidance of doubt, shall not exceed $5 million, in the aggregate), which right shall be exercisable by delivery by such Undersubscribing Purchaser of a Second Tranche Optional Closing Notice to the Company on or before the Second Tranche Closing Expiration Date and (y) if a Purchaser has subscribed for at least its entire base allocation at the time of a Second Tranche Closing after the initial Second Tranche Closing (each, an “Additional Second Tranche Closing”), such Purchaser shall not have any right to participate in such Additional Second Tranche Closing and, for the avoidance of doubt, Section 4.12 below shall not apply to such Purchaser with respect thereto.

(iii)       If a Purchaser has not elected to effect a Second Tranche Closing with respect to its full base allocation of additional Notes and related Warrants on or prior to the Second Tranche Closing Expiration Date, such Purchaser shall have no further right to effect a Second Tranche Closing hereunder.

(iv)       At each Second Tranche Closing, each participating Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as to such applicable Second Tranche Closing, and the Company shall deliver to each applicable Purchaser its respective Note and related Warrant, as determined pursuant to Section 2.2(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.2 deliverable at such Second Tranche Closing. The Second Tranche Closing shall occur at the offices of Nason Yeager or such other location as the parties shall mutually agree.

(d)       Section 4.3(b) of the Securities Purchase Agreement is hereby amended by replacing the reference to the “Second and Third Tranche Closing Dates” with the “Second Tranche Closing Date.”

(e)       Section 4.12(a) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(a)       From the date hereof until the 12 month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers shall have the right to participate in aggregate up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (or, at any time from the date hereof through the 45th Trading Day after the effectiveness of the Resale Registration Statement covering all of the Underlying Shares issuable under the First Tranche Closing, until the Purchasers shall have purchased an aggregate of $25 million in one or more Subsequent Financings, 100% of any Subsequent Financing involving a Variable Rate Transaction) (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(f)       Section 4.13 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

4.13       Subsequent Equity Sales.

(a)       From the date hereof until 15 Trading Days after the effectiveness of the Resale Registration Statement covering all of the Underlying Shares issuable under the First Tranche Closing, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) publicly file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement.

(b)       From the date hereof until the later of (i) the Second Tranche Closing Expiration Date (or the date on which a Second Tranche Closing is scheduled to occur thereafter as specified in a Second Tranche Optional Closing Notice) and (ii) such time as no Purchaser holds any of the Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” offering, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)       Notwithstanding the foregoing, if a Second Tranche Closing has not occurred by the Second Tranche Closing Expiration Date (or is not scheduled to occur thereafter on the date specified in a Second Tranche Optional Closing Notice), the Company or any Subsidiary may (i) effect or enter into any agreement to effect any issuance of an equity line of credit or warrants that have exercise price adjustments and (ii) upon the earlier of (a) 45 Trading Days after the effectiveness of the Resale Registration Statement covering all of the Underlying Shares issuable under the First Tranche Closing and (b) the first Trading Day after the effectiveness of the Resale Registration Statement covering all of the Underlying Shares issuable under the First Tranche Closing when the aggregate trading volume of Common Stock as reported by Bloomberg L.P. is at least $20 million, effect or enter into any other agreement to effect any issuance of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.

(d)       Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) an Exempt Issuance, or any adjustments or revisions relating to derivative securities of the Company that are outstanding at the time of closing, except that no Variable Rate Transaction shall be an Exempt Issuance and (ii) the Company’s existing Share Subscription Facility with GEM Global Yield, LLC SCS and GEM Yield Bahamas Limited dated June 25, 2021 (the “GEM Facility”); provided, that at any time any Notes remain outstanding the Company shall not issue any shares of Common Stock (or Common Stock Equivalents) pursuant to the GEM Facility; provided, however, the Company may issue warrants (and shares of Common Stock underlying such warrants upon exercise) as required by the GEM Facility.

(g)       Section 4.19 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

4.19       Minimum Cash Covenant. (a) Until all Underlying Shares (including any Underlying Shares issuable from any Second Tranche Closing, if any) are subject to an effective Resale Registration Statement, the Company shall maintain a minimum cash balance at United States banks (which includes money market accounts at such banks) equal to at least 19% of the outstanding Principal Amount. (b) The Collateral Agent may appoint a cash monitoring agent (the “Cash Agent”) reasonably acceptable to the Company who shall be provided full access on a daily basis to all bank accounts maintained by the Company in order to verify compliance with Section 4.19(a). If at any time the Company has been advised by the Cash Agent that it is not in compliance with Section 4.19(a), it shall file a Current Report on Form 8-K prior to 9:00 am Eastern Time on the next Trading Day. (c) The Company shall pay the Cash Agent a weekly fee of up to $1,000.

(h)       The Securities Purchase Agreement is hereby amended by adding the following Section 4.25:

4.25       True Up Warrants.       On the date of this Amendment, the Company shall issue to each Purchaser a warrant, substantially in the form attached hereto as Exhibit A (the “True Up Warrant”) registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to (i) 30% of such Purchaser’s Principal Amount in respect of the First Tranche Closing divided by the VWAP of the Common Stock on December 28, 2022 minus (ii) the number of Warrants issued to such Purchaser under the First Tranche Closing. Such True Up Warrants shall be issued under Rule 144 of the Securities Act but shall be entitled to piggy-back registrations rights in connection with the registration of the Second Tranche, if applicable. Such True Up Warrants shall have the same terms as, and be treated for all purposes under the Securities Purchase Agreement as, the Warrants issued in connection with the First Tranche Closing.

(i)       Section 5.5 of the Securities Purchase Agreement is hereby amended by deleting the following parenthetical:

(or, after the Third Tranche Closing Date, the Required Holders)

ARTICLE II

MISCELLANEOUS

SECTION 2.1.   Acknowledgement; Ratification of Obligations. The Company and the Investor hereby confirm and agree that, except as set forth in Article I above, (i) the Securities Purchase Agreement and each other Transaction Document are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Purchase Agreement. The Company and the Investor further acknowledge that, pursuant to Section 5.11(z) of the Notes, the Floor Price (as defined in the Notes) has been reduced to $1.00 per share, effective as of December 29. 2022.

SECTION 2.2.   Fees. Within one (1) Trading Day of the date of this Amendment, the Company shall reimburse the Investor an aggregate non-accountable amount of $[___] (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Amendment; provided that failure to make such payment within one (1) Trading Day shall constitute a default under this Amendment. Each party to this Amendment shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, transfer agent fees and Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

SECTION 2.3.   Disclosure of Transactions and Other Material Information. Before 9:30 a.m., New York City time, on the Trading Day following the date of this Amendment, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Amendment in the form required by the Exchange Act and attaching the form of the Amendments as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor's sole discretion), except as required by applicable law and in any Resale Registration Statement, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

SECTION 2.4.   Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Amendment or any other Transaction Document are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document or Other Amendment. Nothing contained herein or in any Other Amendment or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment or any other Transaction Document and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any Other Amendment and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any Other Amendment or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

SECTION 2.5.   Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Investor (or any assignee thereof) with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Other Investor than those of the Investor and this Amendment (each a “Settlement Document”). If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Amendment and the applicable Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment or the applicable Securities (as the case may be) shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 2.5 shall apply similarly and equally to each Settlement Document.

SECTION 2.6.   Effectiveness. Article I of this Amendment shall become effective upon the execution and delivery by each Other Investor of the Other Amendment of such Other Investor (the “Effective Time”).

SECTION 2.7.   References. As of the Effective Time, all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Securities Purchase Agreement and the other Transaction Documents shall refer to the Securities Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Purchase Agreement (as amended hereby) and references in the Securities Purchase Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to November 3, 2022.

SECTION 2.8.   Miscellaneous. Sections 5.4 to 5.22 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.9.   Amendment. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to the principles of conflicts of law thereof. Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, this Amendment shall not be amended, modified or waived except pursuant to a written instrument signed by the Company and the Investor.

SECTION 2.10.   Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

ATLIS MOTOR VEHICLES, INC.

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

Signature Page to Amendment No. 1 to Securities Purchase Agreement

EXHIBIT A

FORM OF TRUE UP WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ATLIS MOTOR VEHICLES, INC.

Exercise Price: $15.00
Warrant Shares: __________[1]	Initial Exercise Date: ____ __, 2022[2]

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, ___________________________________, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from Atlis Motor Vehicles, Inc., a Delaware corporation (the “Company”), ________ shares of Common Stock (subject to adjustment hereunder, the “Warrant Shares”) at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter.

The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated November 3, 2022, between the Company and the Holder.

Section 2.          Exercise.

_____________________________

1 Number of warrants to equal (i) 30% of each Purchaser’s Principal Amount in respect of the First Tranche Closing divided by the VWAP of the Common Stock on December 28, 2022 minus (ii) the number of Warrants issued to each Purchaser under the First Tranche Closing.

2 The Initial Exercise Date will be the applicable date of the Amendment.

1

(a)          Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or .pdf electronic copy of the Notice of Exercise Form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two Trading Days following the date of exercise as aforesaid or (ii) the Standard Settlement Period, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. In the event that the Holder is required to make any payments to the Company’s stock transfer agent in connection with its exercise of this Warrant resulting from any failure of the Company to pay the transfer agent, the Holder may deduct such sums it pays the transfer agent from the total Exercise Price due. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two Trading Days of delivery of such notice. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)          Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to the lower of (i) $15.00 per share and (ii) 92.5% of the average of the lowest 3 VWAPs on the 10 Trading Days preceding a Note of Exercise, subject to adjustment as provided herein (the “Exercise Price”). The Exercise Price shall have a one-time reset at the 6-month anniversary of the Initial Exercise Date (the “Reset Date”) to the lower of the initial Exercise Price and 120% of the daily VWAP on the Trading Day prior to the Reset Date.

(c)          Cashless Exercise. If at any time after the six-month anniversary of the Initial Exercise Date, there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A x B) – (A x C)] by (D), where:

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(A)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

(B)	= the greater of (i) the arithmetic average of the VWAPs (as defined in the Notes or Additional Notes, as applicable) for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election;

(C)	= the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(D)	= the lesser of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

For avoidance of doubt, the phrase “effective Registration Statement” means (i) a registration statement covering the sale of the Warrant Shares has been declared effective by the SEC, has not been withdrawn and is not subject to a stop order issued by the SEC, and (ii) the Prospectus contained in such registration statement complies with Sections 5(b) and 10 of the Securities Act.

(d)           Mechanics of Exercise.

(i)          Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and (A) there is an effective Registration Statement covering the sale of the Warrant Shares by the Holder, or (B) this Warrant is being exercised via cashless exercise and Rule 144 under the Securities Act is available or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (unless by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $5 per Trading Day (increasing to $10 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. The Company shall pay any payment incurred under this Section 2(d)(i) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

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(ii)          Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall not require the Holder to surrender this Warrant as a condition of exercise. If the Holder requests a new Warrant it shall surrender this Warrant, and the Company shall deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii)         Rescission Rights. If the Company fails to deliver the Warrant Shares or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

(iv)         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares, or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon written request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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(v)          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)        Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges (limited to $100 per issuance) of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(e)          Holder’s Exercise Limitations. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined in the Note) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made,

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but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants issued under the Purchase Agreement) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Furthermore, the Company shall indemnify the Holder in accordance with the Purchase Agreement if Holder suffers any damages or claims as a result of the Excess Shares being issued. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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Section 3.          Certain Adjustments.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)          [INTENTIONALLY OMITTED]

(c)          [INTENTIONALLY OMITTED]

(d)          [INTENTIONALLY OMITTED]

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(e)          Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(f)          Fundamental Transaction. If, at any time while this Warrant is outstanding, the Company enters into a Fundamental Transaction (as defined in the Note), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental

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Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately prior to the public announcement of such Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f) and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Trading Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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(g)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h)           Notice to Holder.

(i)          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii)          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days’ prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company shall simultaneously file such notice with the United States Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.          Transfer of Warrant.

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(a)          Transferability. Subject to compliance with any applicable securities laws and the provisions of the Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.          Miscellaneous.

(a)          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to post a bond or other security.

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(c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)          Authorized Shares.

The Company covenants that during the period this Warrant is outstanding, it will comply with Section 4.11(a) of the Purchase Agreement with respect to reserving the Warrant Shares, subject to adjustment pursuant to Section 3. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

In addition to any other remedies provided by this Warrant or the Agreement, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $250 per day for each $100,000 of such Holder’s Subscription Amount (or the Subscription Amount of the original Purchaser). The Company shall not enter into any agreement or file any amendment to its Certificate of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 5(d) while the Notes (as defined in the Purchase Agreement) and Warrants remain outstanding; provided, that nothing shall prohibit or otherwise restrict the Company from amending its Certificate of Incorporation in connection with the Corporate Reorganization.

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation (or charter) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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(e)          Choice of Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Agreement.

(f)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant and the exclusive jurisdiction for resolutions of any disputes arising from or relating to the issuance of or interpretation of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 is available, will have restrictions upon resale imposed by state and federal securities laws.

(g)          Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the other Transaction Documents, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

(i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k)          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any Holder from time to time of this Warrant or any Warrant Shares.

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(l)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)         Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ATLIS MOTOR VEHICLES, INC.

By:
Name:
Title:

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NOTICE OF EXERCISE

To:	Atlis Motor Vehicles, inc.

(1)          The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)          Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)        Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4)          After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

ATLIS MOTOR VEHICLES, inc.

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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